As filed with the Securities and Exchange Commission on June 10,
1999

                                      Registration No. 33-59582-99

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                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                            -------------
                    POST-EFFECTIVE AMENDMENT NO. 1
                                  TO
                               FORM S-3
                       REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933

                            -------------
                           CBRL GROUP, INC.
          (Exact name of registrant as specified in charter)

      Tennessee                                   62-1749513
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)            Identification No.)

                            -------------

                     106 Castle Heights Avenue N.
                       Lebanon, Tennessee 37087
                           (615) 444-5533
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       James F. Blackstock, Esq.
           Vice President, Secretary and General Counsel
                           CBRL Group, Inc.
                         305 Hartmann Drive
                      Lebanon, Tennessee 37087
                           (615) 444-5533
     (Name, address, including zip code, and telephone number,
          including area code, of agent for service)
                            -------------
                              Copies to:

                      Clifford A. Roe, Jr., Esq.
                      Susan B. Zaunbrecher, Esq.
                        Dinsmore & Shohl LLP
                       255 East Fifth Street
                       Cincinnati, Ohio 45202
                          (513) 977-8200
                            -------------


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ___X___

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: _______

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _____

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
___

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: _____

                            -------------

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
                         EXPLANATORY NOTE
             POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3


     This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the creation of a holding company structure within which the business of Cracker Barrel Old County Store, Inc., a Tennessee corporation ("Cracker Barrel") will be conducted as a wholly-owned subsidiary of CBRL Group, Inc., a Tennessee corporation ("Registrant"). The creation of the holding company structure was effected pursuant to a Plan of Merger (the "Plan of Merger") by and among CBRL Acquisition Corp., a Tennessee corporation and a wholly-owned subsidiary of Registrant ("Acquisition Corp."), Cracker Barrel and Registrant. The Plan of Merger provided for, among other things, the merger (the "Merger") of Acquisition Corp. with and into Cracker Barrel, with Cracker Barrel as the surviving corporation. The Plan of Merger was approved by the shareholders of Cracker Barrel at their Annual Meeting on November 24, 1998.

     As a result of the Merger, which became effective on December 31, 1998, Cracker Barrel became a wholly-owned subsidiary of Registrant. Each share of common stock, par value $.50 per share, of Cracker Barrel issued and outstanding was converted into and exchanged for one share of common stock, par value $.01 per share, of Registrant.

     In accordance with Rule 414 under the Securities Act, Registrant, as the successor issuer to Cracker Barrel, hereby expressly adopts this Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") to which this Registration Statement relates shall be known as the CBRL Group, Inc. Dividend Reinvestment and Common Stock Purchase Plan. The shares of common stock issued in accordance with the Plan shall be shares of the common stock of Registrant rather than shares of common stock of Cracker Barrel.

     The applicable registration fees were paid at the time of the original filing of this Registration Statement.

SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Tennessee on June 9, 1999.

                                    CBRL GROUP, INC.


                                    By:/s/ Dan W. Evins
                                       --------------------------
                                       Dan W. Evins
                                       Chairman and Chief
                                       Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:


/s/ Dan W. Evins                              June 9, 1999
---------------------------
Dan W. Evins
Chairman and Chief Executive Officer


Principal Financial and Accounting Officer:


/s/ Michael A. Woodhouse                      June 9, 1999
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Michael A. Woodhouse
Chief Financial Officer and Treasurer

Directors:                              Date:


/s/ James C. Bradshaw                         June 9, 1999
---------------------------
James C. Bradshaw


/s/ Robert V. Dale                            June 9, 1999
---------------------------
Robert V. Dale

/s/ Dan W. Evins                              June 9, 1999
---------------------------
Dan W. Evins


/s/ Edgar W. Evins                            June 9, 1999
---------------------------
Edgar W. Evins


/s/ William D. Heydel                         June 9, 1999
---------------------------
William D. Heydel


/s/ Robert C. Hilton                          June 9, 1999
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Robert C. Hilton


/s/ Charles E. Jones, Jr.                     June 9, 1999
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Charles E. Jones, Jr.


/s/ Charles T. Lowe, Jr.                      June 9, 1999
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Charles T. Lowe, Jr.


/s/ B.F. Lowery                               June 9, 1999
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B.F. Lowery


/s/ Gordon L. Miller                          June 9, 1999
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Gordon L. Miller


/s/ Martha M. Mitchell                        June 9, 1999
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Martha M. Mitchell


/s/ Jimmie D. White                           June 9, 1999
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Jimmie D. White